SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MEMSIC, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Dear MEMSIC Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on June 28, 2012, at 10:00 a.m., at the offices of Foley Hoag LLP, Bay Colony Corporate Center, 1000 Winter Street, Suite 4000, Waltham, Massachusetts 02451. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

Thank you for your cooperation, continued support and interest in MEMSIC, Inc.

For the Board of Directors,

Yang Zhao, Ph.D. President and Chief Executive Officer

MEMSIC, INC.
One Tech Drive, Suite 325
Andover, Massachusetts 01810
(978) 738-0900

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2012

To the Stockholders of MEMSIC, Inc.:

Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Annual Meeting”) of MEMSIC, Inc., a Delaware corporation (“MEMSIC” or the “Company”), will be held at 10:00 a.m., local time, on June 28, 2012, at the offices of Foley Hoag LLP, Bay Colony Corporate Center, 1000 Winter Street, Suite 4000, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1.	To elect Roger W. Blethen and Yang Zhao, Ph.D., to the board of directors to serve for three-year terms as Class II directors;
2.	To approve an amendment to our Amended and Restated 2007 Stock Incentive Plan, to increase the number of shares of our common stock issuable under the plan by 1,500,000 shares;
3.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The board of directors has fixed the close of business on May 7, 2012 as the record date for the determination of the MEMSIC stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
in Lieu of Annual Meeting of Stockholders to be Held on June 28, 2012

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and our 2011 Annual Report, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and 2011 Annual Report are available at http://investor.memsic.com/annualmeeting.cfm.

All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at One Tech Drive, Suite 325, Andover, Massachusetts 01810, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the election of the two nominees named herein for director, FOR the amendment of our 2007 Stock Incentive Plan and FOR ratification of the selection of Ernst & Young LLP as our independent auditors.

By Order of the Board of Directors,

Robert L. Birnbaum Secretary
Andover, Massachusetts
June 1, 2012

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

MEMSIC, INC.
One Tech Drive, Suite 325
Andover, Massachusetts 01810
(978) 738-0900

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 28, 2012

i

EXECUTIVE OFFICERS AND COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers	17
Executive Compensation	18
Employment Arrangements with Named Executive Officers	20
Equity Compensation Plan Information	21

INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders	22
Section 16(a) Beneficial Ownership Reporting Compliance	24

INFORMATION ABOUT OUR AUDIT COMMITTEE AND OUR AUDITORS

Our Auditors	25
Audit Committee Report	25
Fees for Professional Services	26
Pre-Approval Policies and Procedures	26
Whistleblower Procedures	26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures	27
Relationship with InveStar Funds and Taiwan Semiconductor Manufacturing Company, Limited	27

OTHER MATTERS

Other Business	27
Solicitation of Proxies	27
Stockholder Proposals	28
Nomination of Director Candidates	28
Where You Can Find Additional Information	28

APPENDIX A: Amended and Restated 2007 Stock Incentive Plan, as amended	A-1

ii

MEMSIC, INC.
One Tech Drive, Suite 325
Andover, Massachusetts 01810
(978) 738-0900

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 28, 2012

INFORMATION ABOUT THE MEETING

The Meeting

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of MEMSIC, Inc., a Delaware corporation (“MEMSIC” or the “Company”), for use at the Company’s Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, June 28, 2012 (the “Annual Meeting”) at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Bay Colony Corporate Center, 1000 Winter Street, Suite 4000, Waltham, Massachusetts 02451 or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.	To elect Roger W. Blethen and Yang Zhao, Ph.D., to the board of directors to serve for three-year terms as Class II directors;
2.	To approve an amendment to our Amended and Restated 2007 Stock Incentive Plan, to increase the number of shares of our common stock issuable under the plan by 1,500,000 shares;
3.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

This Proxy Statement and the enclosed proxy card, as well as our 2011 Annual Report containing financial statements and management’s discussion and analysis of financial condition and results of operations for the twelve months ended December 31, 2011, will be mailed to stockholders on or about June 1, 2012.

How to Vote

Only stockholders of record at the close of business on May 7, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  As of the Record Date, an aggregate of 24,057,781 shares of Common Stock (the “Common Stock”) of the Company were issued and outstanding and held by approximately 19 holders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Tabulation of Votes

Our bylaws provide that the presence in person or representation by proxy of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. The New York Stock Exchange’s Rule 452 governs the ability of brokers who are record holders of shares to exercise discretionary authority to vote those shares. Rule 452 prohibits such brokers from exercising discretionary authority in the election of our directors and for the approval of the amendment to our Amended and Restated 2007 Stock Incentive Plan, but brokers may exercise discretionary authority with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and may vote shares held in street name for their clients on that proposal without instructions from the beneficial owners.

The election of directors is determined by a plurality of the votes properly cast and, accordingly, the director nominees receiving the highest number of “FOR” votes at the meeting will be elected to serve as Class II directors. You may either vote “FOR” or “WITHHOLD” your vote for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director nominee will not be voted in favor of the election of that director nominee, although it will be counted for purposes of determining whether there is a quorum.

The approval of the amendment to our Amended and Restated 2007 Stock Incentive Plan requires the affirmative vote of a majority of the votes properly cast on such proposal at the Annual Meeting.  Abstentions and broker non-votes will not be included in calculating the number of shares voting, and, if a quorum is present at the meeting, will have no effect on the outcome of that proposal.  You may vote either “FOR” or “AGAINST” approval of the amendment to our Amended and Restated 2007 Stock Incentive Plan, or you may abstain.  A properly executed proxy marked “ABSTAIN” with respect to approval of such amendment will not be counted as a vote cast with respect to such approval.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is not required by law or by our governing instruments. However, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance and practice. Under our bylaws, the ratification of the appointment of Ernst & Young LLP requires a majority of the votes properly cast. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be counted as a vote cast with respect to such ratification.

The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no stockholder has advised us of an intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on those matters in accordance with their best judgment and as they deem advisable.

The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” are not counted as votes cast for the particular matter and, in the case of Proposal Two and Proposal Three, have the effect of reducing the number of affirmative votes required to achieve a majority for that matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted.

All shares represented by properly executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified the shares represented by proxies will be voted in favor of the election of both director nominees identified herein, in favor of the approval of the amendment to our Amended and Restated 2007 Stock Incentive Plan and in favor of the ratification of the selection of Ernst & Young LLP as our independent auditors.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of Common Stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and our 2011 Annual Report. If you and other residents at your mailing address own shares of our Common Stock in your own names, you may have received only one copy of this proxy statement and our 2011 Annual Report unless you provided our transfer agent with contrary instructions.

This practice, known as “householding,” is designed to reduce our printing and postage costs. We will promptly provide you with an additional copy of this proxy statement, enclosed proxy card and our 2011 Annual Report upon your written request to MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810, Attention: Corporate Secretary. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by calling (800) 542-1061 or writing to Broadridge Investor Communications, 51 Mercedes Way, Edgewood, New York 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (212) 936-5100 or writing to American Stock Transfer & Trust Company, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

PROPOSAL ONE—ELECTION OF CLASS II DIRECTORS

Our board of directors has fixed the number of directors at six pursuant to our bylaws. The term of office for each of Roger W. Blethen and Yang Zhao, Ph.D., our current Class II directors, expires on the date of the 2012 Annual Meeting. Our board of directors has nominated Messrs. Blethen and Zhao for re-election as Class II directors, in each case for a three-year term expiring at our annual meeting of stockholders in 2015. Our Class I and Class III directors will continue in office after the Annual Meeting.

Classes of the Board of Directors

Our board of directors is divided into three classes. Each of the directors serves a three-year term, with one class of directors being elected by our stockholders at each annual meeting. Currently, our directors are divided into Classes I, II and III as follows:

Name	Age	Term Expires	Position
CLASS I DIRECTORS
Lawrence A. Kaufman, Ph.D.(1)(2)(3)	71	2014	Director
David Yang(1)(3)(4)	43	2014	Director

CLASS II DIRECTORS
Roger W. Blethen(2)(4)	60	2012	Lead Director
Yang Zhao, Ph.D.	49	2012	President, Chief Executive Officer and Chairman of the Board of Directors

CLASS III DIRECTORS
Michael Tung(1)(3)	56	2013	Director
Quan Zhou, Ph.D.	54	2013	Director

(1)	Member of audit committee.
(2)	Member of governance committee.
(3)	Member of nominating committee.
(4)	Member of compensation committee.

Director Nominees

At the Annual Meeting, two Class II directors will be elected to serve until the 2015 annual meeting and until such directors’ successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The board of directors has nominated Roger W. Blethen and Yang Zhao, Ph.D. for re-election as Class II directors.  Both nominees have agreed to serve if elected, and we have no reason to believe that either will be unable to serve.  In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by our board of directors.

Roger W. Blethen has served as a director since 2005. In March 2008, our Board of Directors also designated Mr. Blethen as our lead director. Mr. Blethen was appointed chairman of the board of LTX-Credence Corporation, a provider of semiconductor test solutions to major integrated-circuit manufacturers in December 2008. Mr. Blethen also served as chairman of the board of LTX Corporation from December 2001 until its merger with Credence in August 2008. He was the chief executive officer of LTX Corporation from September 1996 to November 2005 and the president of LTX Corporation from 1994 to 1996. Mr. Blethen serves as Chairman of Ottawa-based Diablo Technologies Inc. Mr. Blethen received his B.S. in Electrical Engineering from Northeastern University in 1974.  We believe that Mr. Blethen’s educational background in electrical engineering, his broad knowledge of the semiconductor industry, gained from his long tenure as a senior operating executive and director of LTX Corporation and as a director of Diablo Technologies, and the skills, judgment and experience he has accumulated in these capacities and as a chief executive officer qualify him to serve as a member of our board of directors.

Yang Zhao, Ph.D. is our founder and has served as our President and Chief Executive Officer since our inception and as chairman of the Board of Directors since 2007. Dr. Zhao has over 20 years of experience in MEMS technology and related business development. Prior to founding our company in 1999, Dr. Zhao served in various management positions at Analog Devices, Inc. for seven years, where he was instrumental in developing ADI’s MEMS product line and forming industry-wide strategic relationships. Dr. Zhao is well-recognized in the field of MEMS technology. He has been named as an inventor on 22 U.S. patents in IC circuit, processing, packaging and MEMS technology. Dr. Zhao holds a B.S. degree in physics from Peking University, as well as a master’s degree and a Ph.D. in electrical engineering from Princeton University where he studied under Professor Daniel Tsui, who won the 1998 Nobel Prize in physics. He is currently a member of the board at the School of Engineering of Peking University. We believe that Dr. Zhao’s educational background in electrical engineering and MEMS technology, his prior management experience and his extensive knowledge of our company’s history and culture, its products, technology and personnel, and its markets and customers, qualify him to serve as a member of our board of directors.

Directors Whose Terms Extend Beyond the 2012 Annual Meeting

Lawrence A. Kaufman, Ph.D. has served as a director since 2008. Dr. Kaufman has been the president and chief executive officer of Lightwave Power Inc., a provider of nanotechnology-based light management products, since May 2008. From 2006 to 2007, Dr. Kaufman was a partner in The GulfStream Group. Prior to joining The GulfStream Group, Dr. Kaufman founded Sionex Corporation, a venture-backed company that develops miniature chemical sensors, and served as its president and chief executive officer from 2000 to 2003 and as Executive Vice President from 2003 to 2005. Dr. Kaufman currently serves as a director of Top Banana, a non-profit education company and is an advisor to Water Analytics, Inc., a company selling waste water analytical instrumentation. Dr. Kaufman was a director of Optical Tape Systems, Inc., from 2005 to 2007, and a director of The MicroOptical Corporation, from 2002 to 2006. Dr. Kaufman received a Bachelor of Science degree in Physics from Rensselaer Polytechnic Institute and a Ph.D. in Solid State Physics from Tufts University.  We believe that Dr. Kaufman’s educational background in solid state physics, his knowledge of many facets of the electronics industry, and his management experience gained from his employment as a senior operating executive and director of companies in a wide range of businesses qualify him to serve as a member of our board of directors.

David Yang has served as a director since 2007. Mr. Yang is a partner of The CID Group and joined The CID Group as one of the founding employees in 1998. Prior to founding The CID Group, Mr. Yang co-founded an incubator firm, Future Technology Consulting, Inc. to provide legal and advisory work to technology start-up companies in Taiwan. From 1994 to 1997, he served as a lawyer for Tsar and Tsai Law Firm and Jones Day. Mr. Yang has previously served as director or observer for Techwell, Inc., Advanced Analogic Technologies, Inc. and Young Fast Optoelectronic Co., Ltd. Mr. Yang received a J.D. degree from Cornell University in 1993 and a B.A. degree in Asian Studies from the University of Michigan, Ann Arbor in 1990. We believe that Mr. Yang’s professional training in law, his extensive experience in advising companies engaged in businesses similar to ours, his service as a director and board observer to such companies and his background as a private equity investor qualify him to serve as a member of our board of directors.

Michael Tung has served as a director since 2004. Mr. Tung joined VentureStar-InveStar Capital Inc. as chief financial officer and Managing Partner in 2002 and is responsible for managing its investment portfolio companies. Mr. Tung has over 20 years of experience in finance, taxation, accounting and general management. He served as chief financial officer for more than 10 years in various organizations, including Acer America Corp., Foxconn Corporation and Fibera Inc. (a start-up company). Mr. Tung worked as Senior Audit Manager of KPMG for 10 years. Mr. Tung received a B.S. degree in Accounting from Tam Kay University. We believe that Mr. Tung’s educational background in accounting and finance, his broad experience in finance, taxation, accounting and general management and his knowledge of our industry, gained from his employment as an executive of VentureStar-InveStar Capital and as a chief financial officer of companies engaged in businesses similar to ours, qualify him to serve as a member of our board of directors.

Quan Zhou, Ph.D. was appointed as a director in March 2011. Dr. Zhou is a general partner of IDG Capital Partners and has held this position since 1995. He is currently a managing member of the general partner of IDG Technology Venture Investments, L.P. and its successor funds and is serving as a director of the general partner of each of IDG-Accel China Growth Fund I, IDG-Accel China Growth Fund II and IDG-Accel China Capital Fund.  In addition, Dr. Zhou currently serves as a director of Soufun Holdings Limited and also on the boards of a number of private companies, including Superdata Technology (Asia) Limited, OriGene Technologies Inc., CosmoChina International Inc., Giganology Limited, Yesky.com Inc. and Wupima Inc.  Dr. Zhou received his bachelor degree in science from the University of Science and Technology of China in 1981 and a Ph.D. in fiber optics from Rutgers University in 1989.  We believe that Dr. Zhou’s educational background in science, his broad experience in financial and business matters and his deep knowledge of the China market, gained from his employment as an executive of IDG Capital Partners and as director of its portfolio companies, qualifies him to serve as a member of our board of directors.

Chairman of the Board and Lead Director

Yang Zhao, Ph.D., our president and chief executive officer, is also the chairman of our board of directors. In that capacity, he presides over all meetings of the board.  In 2008, our board of directors established the additional position of lead director and appointed Roger W. Blethen to serve in that position. Our lead director is a non-employee director whose responsibilities are to:

•	preside over board meetings in the absence of the chairman and lead “executive sessions” of the board (i.e., sessions without management present);
•	consult with other directors concerning corporate governance matters and identification of issues for board meeting discussions and set the board meeting agenda in consultation with the chairman;
•	advise the chief executive officer on organizational development, business strategy and corporate governance; and
•	advise the chief executive officer and chief financial officer on appropriate communications policies and procedures.

We believe that our current board leadership structure, with Dr. Zhao serving as both chief executive officer and board chairman, is appropriate and in the interest of our stockholders, in light of Dr. Zhao’s experience and effectiveness in serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman and our strong corporate governance structure, including the fact that a majority of our other directors are independent. We believe that by having Dr. Zhao serve as our chairman we benefit from his extensive knowledge of our company’s history and culture, its products, technology and personnel, its markets and customers, and its operations in setting the agenda for meetings of our board, bringing relevant information to the attention of the directors and facilitating discussion of important strategic and operational issues. His combined role also enables decisive leadership, ensures clear accountability, and enhances our ability to communicate clearly and consistently to our stockholders, employees, customers and suppliers. Our purpose in establishing the lead director position was to facilitate communications between the independent directors and the chairman and thereby assist both him and the independent directors in more efficiently and effectively performing their respective roles. Our lead director has no role in the management or operations of the company, does not establish company policy or strategy and, except as directed by the board, does not act as a spokesman for the company.

Director Independence

A majority of our directors are independent within the meaning of the applicable rules of the SEC and The Nasdaq Stock Market, LLC. Specifically, our board of directors has determined that each of Messrs. Blethen, Kaufman, Tung, and Yang is an independent director.

Each executive officer serves at the discretion of the board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors and executive officers.
Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, a nominating committee and a governance committee, which are the only standing committees of the board of directors.

Audit committee. Our audit committee consists of Messrs. Tung, Kaufman and Yang, with Mr. Tung serving as chair. Our audit committee oversees our corporate accounting and financial reporting process and internal controls over financial reporting. Our audit committee evaluates the qualifications, independence and performance of our independent registered public accounting firm, Ernst & Young LLP; engages and determines the compensation of the independent auditor; approves the retention of the independent auditor to perform any proposed permissible non-audit services; reviews our financial disclosures, including our critical accounting policies and internal controls over financial reporting; prepares an annual report to our stockholders for inclusion in our proxy statement; reviews and approves in advance any proposed related party transactions; and discusses with management and the independent auditor the results of the annual audit and our financial statements. We believe that our audit committee members meet the requirements for independence and financial literacy under the current requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Global Market and SEC rules and regulations. In addition, the board of directors has determined that Mr. Tung is qualified as an “audit committee financial expert” within the meaning of the SEC rules and regulations. A copy of the charter of our audit committee is available in the Investor Relations section of our website at www.memsic.com.

Compensation committee. Our compensation committee consists of Messrs. Blethen and Yang, with Mr. Blethen serving as chair. Our compensation committee administers our stock option plans and employee stock purchase plans; recommends to our board of directors the compensation of our executive officers; prepares a report of the committee required by the rules of the SEC to be included in our proxy statement; recommends to our board of directors any performance-based awards to be granted to any of our executive officers or other employees; recommends to our board of directors the terms and conditions of any employment agreement and any arrangements regarding severance or change of control payments with any of our executive officers; recommends to our board of directors, and reviews periodically, the compensation of our directors; and recommends to our board of directors, and reviews periodically, the composition of our plans and programs for employee compensation. We believe that each member of our compensation committee meets the requirements for independence under the rules of The Nasdaq Global Market. A copy of the charter of our compensation committee is available in the Investor Relations section of our website at www.memsic.com.

Nominating committee. Our nominating committee consists of Messrs. Yang, Kaufman and Tung, with Mr. Yang serving as chair. Our nominating committee identifies individuals qualified to become members of the board and recommends to our board of directors nominees for election as directors. We believe that our nominating committee members meet the independence requirements under the rules of The Nasdaq Global Market. A copy of the charter of our nominating committee is available in the Investor Relations section of our website at www.memsic.com.

Governance committee.  Our governance committee consists of Messrs. Blethen and Kaufman, with Mr. Blethen serving as chair.  Our governance committee advises our board regarding appropriate corporate governance policies.  We believe that our governance committee members meet the independence requirements under the rules of The Nasdaq Global Market. A copy of the charter of our governance committee is available in the Investor Relations section of our website at www.memsic.com.

2011 Director Compensation

For the year ending December 31, 2011, members of our board of directors received cash retainers (payable quarterly in arrears), per meeting fees and annual equity-based compensation, as follows:

•	each non-employee director receives a cash retainer in the amount of $20,000 per year;

•
our lead director and chairpersons of our standing committees receive additional annual cash retainers, as follows: lead director, $20,000; audit committee chair, $10,000; compensation committee chair, $7,500; nominating committee chair, $5,000; and governance committee chair, $5,000;

•
each incumbent non-employee director receives annually a restricted stock unit (“RSU”), vesting over three years, entitling him to receive, when vested, 15,000 shares of our Common Stock, and any newly elected non-employee director will receive an RSU for 25,000 shares of our Common Stock; and

•
our non-employee directors also receive cash fees for each meeting of the board of directors or of any committee of which they are members that they attend, as follows: all non-employee directors, $2,500 per board meeting; audit committee chair, $2,500 per audit committee meeting; compensation committee chair, $2,500 per compensation committee meeting; nominating and governance committee chair, $1,500 per nominating or governance committee meeting; and other members of our standing committees, $1,000 per committee meeting.

The following table details the compensation paid to our directors, other than Dr. Zhao, for the year ended December 31, 2011.

	Fees earned or paid in cash(1)	Stock Awards(2)	Total
Roger W. Blethen(3)	$70,500	$47,700	$118,200
Lawrence A. Kaufman(3)	$47,500	$47,700	$95,200
Michael Tung(3)	$52,000	$47,700	$99,700
David Yang(3)	$45,000	$47,700	$92,700
Quan Zhou(4)	$29,833	$79,500	$109,333

(1)
Amounts shown reflect fees earned in calendar year 2011 and exclude fees paid in 2011 for services provided in calendar year 2010, as follows: Mr. Blethen, $15,375; Mr. Kaufman, $8,500; Mr. Tung, $12,000; Mr. Yang, $9,500.

(2)	Amounts shown do not reflect compensation actually realized by our directors. The amounts shown represent the grant date fair value of the RSUs granted to each non-employee director.
(3)
On June 29, 2011, we granted to each non-employee director continuing in office a RSU for 15,000 shares of our Common Stock, vesting in equal installments on each of the first three anniversaries of the date of grant.

(4)
On June 29, 2011, we granted Dr. Quan Zhou in connection with his initial appointment as a director an RSU for 25,000 shares of our Common Stock, vesting in equal installments on each of the first three anniversaries of the date of grant.

 Meetings of the Board of Directors

Our board of directors met in person or by telephone seven times during the year ended December 31, 2011. All of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and meetings held by all committees of the board on which they served in 2011.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the board of directors and meetings of committees on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our board of directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Director Candidates and Selection Process

Our nominating committee is responsible for identifying and reviewing candidates to fill open positions on the board of directors, including positions arising as a result of the expiration of the term, removal, resignation or retirement of any director, an increase in the size of the board or otherwise, and recommending to our full board candidates for nomination for election to the board. The committee is responsible for reviewing from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective board. In recommending new directors, the committee will consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee deems to be appropriate. The committee considers diversity, which it views broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender, as one of a number of factors in identifying nominees for director. The committee has not adopted any formal policy, guidelines or procedures with respect to the consideration of diversity in the nominating process.

Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to our nominating committee, c/o Corporate Secretary, MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve on our board if elected. As part of this responsibility, the committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards.

Stockholder Communications with the Board

Stockholders wishing to communicate with our board should send correspondence to the attention of the Chairman of the Board of Directors, c/o Corporate Secretary, MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full board or a committee of the board, or if the Chairman determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate officer of the Company. The Chairman will review all stockholder correspondence, but the decision to relay that correspondence to the full board or a committee will rest entirely within his discretion. Our board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to the Chairman, our board may elect to adopt more elaborate screening procedures.

Code of Conduct and Code of Ethics

Our board of directors has adopted a code of conduct, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees. Our code of conduct addresses issues relating to, among other things, conflicts of interest, related party transactions, use of company funds and sensitive payments, corporate opportunities, internal controls over financial reporting, and confidential information. In addition, our board of directors has adopted a code of ethics applicable to our chief executive officer and chief financial officer. Our code of ethics sets guidelines for these individuals to implement policies and procedures to enhance disclosure and reporting system at our company. Our code of conduct is publicly available on our website at www.memsic.com. Any waiver of our code of conduct or code of ethics with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions may only be authorized by our audit committee and will be disclosed as required by applicable law.

Board of Directors’ Recommendation

Our Board of Directors recommends that you vote FOR the election of Roger W. Blethen and Yang Zhao, Ph.D. as our Class II directors.

PROPOSAL TWO—AMENDMENT TO STOCK INCENTIVE PLAN

Summary

Our board of directors believes that it would be in the best interest of our stockholders to approve an amendment to our Amended and Restated 2007 Stock Incentive Plan, or 2007 Plan, to:

•
Increase the maximum number of shares of our Common Stock issuable under the 2007 Plan by 1,500,000 shares, from 2,726,425 shares to 4,226,425 shares, prior to the final evergreen increase, if any, for 2012 described below; and

•
Increase the maximum number of shares of our Common Stock that may be issued pursuant to the 2007 Plan after the automatic, annual (“evergreen”) increases by 1,500,000 shares from 3,000,000 shares to 4,500,000 shares.

The evergreen provision of the 2007 Plan provides for automatic increases to the maximum number of shares reserved under the 2007 Plan by an amount equal to (i) 300,000 shares or (ii) such lesser amount, if any, as is determined by our board of directors.  These increases occur annually on November 9th, with the final annual increase (if any) scheduled to take place on November 9, 2012.  Upon approval of the proposed amendment set forth above, the number of shares authorized for issuance under the 2007 Plan would be 4,226,425, subject to the final evergreen increase of up to 273,575 shares, for a maximum number of shares potentially issuable under the 2007 Plan of 4,500,000 shares.

Of the 2,726,425 shares of Common Stock authorized for issuance under the 2007 Plan, only 607,538 shares remained available for future grants or awards as of May 7, 2012. While some additional shares may become available under the 2007 Plan through employee terminations, this number is not expected to be significant.

The Board recommends this action in order to enable us to continue to provide equity compensation to attract and retain talented personnel. The Board believes that stock options and other forms of equity compensation promote growth and provide a meaningful incentive to employees of successful companies.

On February 28, 2012, our board of directors voted to amend our 2007 Plan, effective upon approval by our stockholders.  We refer to the 2007 Plan in this Proposal Two, as proposed to be amended, as the “Amended Plan.”  A description of the material provisions of the Amended Plan is set forth below.  The statements made in this Proposal Two concerning the terms and provisions of the Amended Plan are summaries and do not purport to be a complete recitation of the Amended Plan provisions.  These statements are qualified in their entirety by reference to the full text of the Amended Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference herein.

 Stock Award Activity

We have three stock plans under which we currently have outstanding equity awards:

•	the 2000 Omnibus Stock Plan, or the 2000 Plan;
•	the 2007 Plan; and
•	the 2009 Nonqualified Inducement Stock Option Plan, or the 2009 Plan.

The following table presents a summary of our current stock-based incentive plans and the number of shares available and awards outstanding as of May 7, 2012.

	2000 Plan	2007 Plan	2009 Plan	Total

Number of securities to be issued upon exercise of outstanding option awards	782,400	1,183,438	274,700	2,240,538
Total restricted stock awards outstanding	0	759,500	73,000	832,500
Number of shares available for the grant of future awards	0	607,538	2,148,237	2,755,775

Reasons to Seek Stockholder Approval

As an issuer listed on the Nasdaq Global Market, we are required by the rules of the Nasdaq Stock Market to seek stockholder approval of any material amendment to any stock option or purchase plan or other equity compensation arrangement under which our executive officers, non-employee directors, or other employees may acquire shares of our Common Stock.

Additionally, the Amended Plan is specifically designed to preserve our ability to deduct the compensation we pay certain executive officers for income tax purposes. Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our five most highly compensated executive officers. Compensation treated as “qualified performance-based compensation” under Section 162(m) is not subject to this limitation. Certain awards granted under the Amended Plan may be treated as “qualified performance-based compensation” only if the Amended Plan is approved by our stockholders.

Description of the Amended Plan

Administration

The Amended Plan is administered by the compensation committee of our board of directors, referred to in this Proposal Two as the Committee.  The Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan.

Subject to any applicable limitations contained in the Amended Plan, the Committee selects the recipients of awards and determines:

•	the time or times of grant;
•	the type or combination of awards;
•	the number of shares to be covered by any award;
•	the exercise price of options and stock appreciation rights (which cannot be less than fair market value and which cannot be repriced);
•	the duration of options and stock appreciation rights (which cannot be longer than 10 years);
•	the terms and conditions, including restrictions of any award, which terms and conditions may differ among individual awards and participants;
•	the form of written instruments evidencing the awards and any modifying agreements;
•	whether to accelerate the exercisability or vesting of all or any portion of any award;
•	whether to extend the period in which any outstanding option or stock appreciation right may be exercised; and
•	to decide all disputes arising in connection with the Amended Plan.

The Committee may make appropriate adjustments in connection with the Amended Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended Plan also contains provisions addressing the consequences of any reorganization or change of control event, which is defined as:

•	any person becoming the beneficial owner of securities representing 50% or more of the voting power of our outstanding securities;
•
any merger or consolidation of MEMSIC with or into another entity, other than a transaction in which our stockholders immediately prior to the transaction beneficially own securities representing 50% or more of the voting power of the combined entity immediately after the transaction; or

•	our liquidation or dissolution.

With certain exceptions, when awards expire or are terminated, canceled or forfeited, the unused shares of Common Stock covered by such awards will again be available for grant under the Amended Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.  Shares of stock reacquired or withheld from an award for purposes of satisfying required tax withholdings will not be added back to the shares made available for grant of awards under the Amended Plan.

Authorized Shares

If the Amended Plan is approved by shareholders at the Annual Meeting, the total number of shares of Common Stock reserved for issuance pursuant to awards under the Amended Plan will increase by 1,500,000 shares from 2,726,425 shares to 4,226,425 shares. In addition, under the Amended Plan, the maximum number of shares reserved shall be increased on November 9, 2012 by an amount equal to (i) 273,575 shares or (ii) such other lesser amount, if any, as is determined by our board of directors.  The foregoing notwithstanding, the maximum number of shares that may be issued pursuant to the Amended Plan shall not exceed 4,500,000 shares in any event, except as adjusted for a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock.

Types of Awards

The Amended Plan authorizes the following types of awards:

•	Incentive Stock Options — options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code;
•	Non-qualified Stock Options — options that do not qualify as incentive stock options;
•	Restricted Stock — grants or sales of Common Stock subject to risk of forfeiture, restrictions on transfer or other restrictions or conditions determined by the Committee at the date of grant;
•	Restricted Stock Units — contractual right to receive shares of Common Stock in the future, subject to restrictions or conditions determined by the Committee at the date of grant;
•
Performance-Based Awards — grants of Common Stock subject to risks of forfeiture, restrictions on transfer or other restrictions, determined by reference to the attainment of certain performance goals determined by the Committee; and

•	Stock Appreciation Rights — awards entitling the holder on exercise to receive an amount in cash or Common Stock determined in whole or in part by reference to the appreciation of our Common Stock.

Incentive Stock Options and Non-Qualified Stock Options.  Option holders have the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  Options must be granted at an exercise price not less than the fair market value of the Common Stock on the date of grant.  The Amended Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;
•	payment by reduction of the number of shares to be issued;
•	surrender to us of shares of Common Stock, subject to specific exceptions;
•	any combination of these forms of payment.

In the case of incentive stock options granted to employees owning more than ten percent of the total combined voting power of all classes of our stock, the exercise price of such options cannot be less than 110% of the fair market value of our Common Stock on the date of the grant.  The aggregate fair market value (determined on the date of the grant) of our Common Stock for which the incentive stock options granted are exercisable for the first time by such employee during any calendar year cannot exceed $100,000.

Restricted Stock Awards.  Restricted stock awards involve the issuance to the recipient of shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient at their issue price or other stated or formula price, or to require forfeiture of such shares if issued at no cost, in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Units.  A restricted stock unit, or RSU, is a contractual right entitling the holder to receive upon vesting thereof, one share of Common Stock.  RSUs represent unfunded and unsecured obligations of the Company.  The Committee shall determine the restrictions and vesting conditions applicable to each RSU at the time of grant.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount in cash or our Common Stock or a combination thereof, such form to be determined by the Committee, determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock.

Performance Share Awards.  The Committee may grant performance-based restricted stock, RSU or SAR awards that provide for vesting if certain performance criteria are met.  In the case of awards intended to qualify for exemption under Section 162(m) of the Code, the Committee will use one or more objectively determinable performance goals that relate to one or more performance criteria.  The performance criteria available under the Amended Plan may consist of any or any combination of the following areas of performance (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, MEMSIC or a unit, division, group, or affiliate of MEMSIC):

•	earnings before interest, taxes, depreciation and amortization;
•	net income (loss);
•	changes in the market price of our stock;
•	cash flow;
•	funds from operations or similar measure;
•	sales or revenue;
•	acquisitions, strategic transactions, joint ventures, strategic alliances, spin-offs and divestitures;
•	operating income (loss);
•	return on capital, assets, equity, or investment;
•	total stockholder returns or total returns to stockholders;
•	gross or net profit levels;
•	productivity;
•	expense;
•	margins;
•	operating efficiency;
•	customer satisfaction, acquisition or retention;
•	working capital;
•	earnings per share of stock;
•	sales of products or services;
•	strategic investments, recapitalizations, restructurings, financings or refinancing.

The Committee will determine whether the performance goals for a performance award have been met.  The Committee may determine that special one-time or extraordinary events should or should not be included in the calculation of such measures, provided that any determination does not impact the qualification of such performance-based award under Section 162(m) of the Code.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of ours and of our subsidiaries are eligible to be granted awards under the Amended Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the Amended Plan may not exceed 750,000 shares per calendar year.

Plan Benefits

As of May 7, 2012, approximately 200 employees and directors were eligible to receive awards under the Amended Plan.  This includes our three named executive officers and our five non-employee directors. The granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards that will be received in the future by any particular person or group if the proposed amendment to the Amended Plan is approved.

Amendment or Termination

Under the Amended Plan, no award may be granted after June 29, 2021, but awards previously granted may be exercised after that date, until their respective expiration dates.  The Committee may at any time amend, suspend or terminate the Amended Plan, except that no amended award designated as subject to Section 162(m) of the Code shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders.

Lock-up Agreement.

Should we or managing underwriters of any underwritten offering of our securities request, award holders or purchasers of restricted stock shall agree in writing that for a period of 180 days from the effective date of the registration statement for such offering plus such additional period, not to exceed 35 days, as may be necessary to enable the underwriters to comply with Conduct Rule 2711(f) of the Financial Industry Regulatory Authority, Inc., the holder or purchaser will not sell, grant or otherwise dispose of any shares of Common Stock owned or controlled.

 Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that typically will arise with respect to awards granted under the Amended Plan. This summary is based on the tax laws in effect as of the date of this proxy statement.  Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under the caption “Non-Qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will recognize income upon the sale of the stock acquired under an incentive stock option if sale proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. The difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be taxable as ordinary income, and the excess gain, if any, will be taxable as capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sale proceeds are less than the exercise price) then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-Qualified Stock Options.  A participant will not recognize income upon the grant of a non-qualified stock option. A participant will recognize compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sale proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A participant will not recognize income upon the grant of restricted stock that is subject to a risk of forfeiture unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will recognize compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. For a participant who has made an 83(b) election, the gain or loss will be long term if the participant held the stock for more than one year after the receipt of the stock. If the participant does not make an 83(b) election, then when the stock vests the participant will recognize compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sale proceeds less the value of the stock on the vesting date. For a participant who has not made an 83(b) election, any capital gain or loss will be long-term if the participant held the stock for more than one year after the vesting date and otherwise will be short-term.

Restricted Stock Units.  A participant will not recognize income upon the grant of a RSU award. Upon receipt of shares of Common Stock issued when the RSUs vest, the participant will recognize ordinary income in an amount equal to the fair market value of the shares. Upon the subsequent disposal of the shares received pursuant to a RSU award, the participant will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the participant received them. The gain or loss will be long-term capital gain if more than one year has passed since the participant received the shares.

Stock Appreciation Rights and Performance Shares.  The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986.

The affirmative vote of a majority of the votes properly cast on the matter is necessary to approve the amendment to the 2007 Plan.  Abstentions and broker non-votes will not be included in calculating the number of shares voting on the proposal.

Board of Directors’ Recommendation

Our board of directors recommends that you vote FOR the proposal to approve the amendment to the 2007 Stock Incentive Plan.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2011. Our audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2012 and to audit our consolidated financial statements for the year ending December 31, 2012.

Our audit committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our audit committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter.

Board of Directors’ Recommendation

Our board of directors recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

EXECUTIVE OFFICERS AND COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth information with respect to our executive officers as of May 7, 2012:

Name	Age	Position
Yang Zhao, Ph.D.	49	President and Chief Executive Officer
Patricia Niu	45	Chief Financial Officer
Paul M. Zavracky, Ph.D.	63	President of North American and European Operations

Further information regarding Dr. Zhao is available in the section titled “Director Nominees.”

Patricia Niu has served as our Chief Financial Officer since June 2008. From 2003 to 2008, Ms. Niu held positions as our Vice President of Finance and Corporate Controller. Ms. Niu has over 17 years of experience in corporate finance and four years of experience in commercial banking. Prior to joining MEMSIC, Ms. Niu served as the International Business Unit Controller at Key3Media Events, Inc. from 2001 to 2002 and Audit Supervisor and Senior Financial Analyst at Fresenius Medical Care, N.A. from 1995 to 2001. From 1989 through 1995, Ms. Niu was a commercial lender at Bank of China, Head Office in Beijing, China and The Savings Bank in Wakefield, Massachusetts. Ms. Niu received an M.B.A. from Northeastern University in Boston in 1994 and a B.A. from Beijing Foreign Studies University in China in 1989.

Paul M. Zavracky, Ph.D. has served as our President of North American and European Operations since January 1, 2011. Dr. Zavracky also served as a member of our Board of Directors from 1999 until his resignation on December 31, 2010. Dr. Zavracky’s more than 30 years of business experience includes research at MIT Lincoln Laboratory, teaching at a major university, and management of successful venture funded companies. From 2006 to 2010, he served Northeastern University as the Dean of the School of Technological Entrepreneurship. From 1998 to 2006, he was the president and chief operating officer of The MicroOptical Corporation, a start-up company he co-founded. Between 1991 and 1998, he was a tenured professor of electrical engineering at Northeastern University. Before joining Northeastern University, Dr. Zavracky was the chief operating officer of Kopin Corporation, a venture backed company that he and a small group of colleagues from the Massachusetts Institute of Technology’s Lincoln Labs started. He led the effort in establishing Kopin’s SOI materials capability as an enabling technology for liquid crystal microdisplays. Dr. Zavracky spent five years at The Foxboro Company as principal scientist and technical group leader establishing a MEMS program beginning in 1980. Dr. Zavracky also spent five years at Coulter Corporation managing the government system group working on electrophotographic film and five years at MIT Lincoln Laboratory where he was involved in the development of materials for solar energy applications. He obtained his Ph.D. in Physics at Tufts University. He holds Bachelors and Master’s degrees in Physics from Northeastern University. He has more than 100 publications and 67 issued patents.

Executive Compensation

2011 Summary Compensation Table. The following table sets forth compensation information for our chief executive officer and our two other most highly compensated executive officers who were in office at December 31, 2011, as well as our former vice president of worldwide sales. These persons are referred to as our “named executive officers” elsewhere in this proxy statement. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1)	Option Awards(2)	All Other Compensation ($) (3)		Total ($)
Yang Zhao, Ph.D.	2011	$266,239	(4)	$—	$477,400	$394,720	$1,134		$1,139,493
President and Chief Executive Officer	2010	258,845		275,000	—	—	1,287	(3)	535,132

Patricia Niu	2011	210,000		65,000	111,300	—	1,010		387,310
Chief Financial Officer	2010	175,000		90,000	—	53,555	1,054		319,609

Mark S. Laich(5)	2011	190,000		137,647	63,000	—	1,018		392,265
Vice President—Worldwide Sales and Marketing	2010	180,000		90,000	—	—	1,170		271,170

Paul M. Zavracky(6)	2011	270,000		150,000	190,800	197,360	1,134		809,294
President of North American and European Operations	2010	—		—	—	—	—		—

(1)	Amounts shown do not reflect compensation actually realized by the named executive officer. The amounts shown represent the grant date fair value of restricted stock awards (RSAs) and RSUs.
(2)
Amounts shown do not reflect compensation actually realized by the named executive officer. The amounts shown represent the grant date fair value of stock options granted to the named executive officer, computed in accordance with ASC 718. The assumptions used to calculate the fair value of the stock options granted in 2011 and 2010 are described in Note 12 to the consolidated financial statements included in this proxy statement.

(3)	Consists of premium paid on behalf of the named executive officer on group life, short-term and long-term disability insurance policy.
(4)
A portion of Dr. Zhao’s salary is paid in renminbi (“RMB”). The increase in the reported amount of Dr. Zhao’s salary for 2011 is attributable to the change in currency exchange rate between the RMB and the United States dollar in 2011 vs. 2010.

(5)	Mr. Laich’s employment by us terminated on December 15, 2011.
(6)	Dr. Zavracky was not employed by us prior to January 1, 2011.

Outstanding Equity Awards at December 31, 2011. The following table provides information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2011.

	Option Awards								Stock Awards
	Number of securities underlying unexercised options(1)						Option	Option	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	(#) Exercisable		(#) Unexercisable(1)		(#) Unearned		exercise price ($)	expiration date	Vested (#)		Vested ($)(2)
Yang Zhao	46,250	(3)	—		—		$0.30	01/01/2015
	250,000	(4)	—		—		11.70	10/03/2017
	—		—		250,000	(4)	11.70	10/03/2017
	75,000	(5)	25,000	(5)	—		2.53	08/08/2018
	—		200,000	(6)	—		3.41	04/04/2021	140,000	(7)	$477,400

Patricia Niu	10,000	(8)	—		—		0.30	09/08/2014
	25,000	(9)	—		—		1.54	11/09/2016
	50,000	(10)	—		—		7.64	08/22/2017
	56,250	(11)	18,750	(11)	—		2.53	08/08/2018
	12,500	(12)	12,000	(12)	—		3.42	03/12/2020	35,000	(13)	111,300

Paul M. Zavracky	30,000	(14) (15)	—		—		0.30	02/12/2014
	45,000	(14) (16)	—		—		0.30	04/28/2015
	12,000	(14) (17)	—		—		6.40	03/12/2018
	12,000	(14) (18)	—		—		1.75	03/12/2019
	4,000	(14) (19)	8,000	(14) (19)	—		3.35	05/12/2020
			100,000	(20)	—		3.41	04/04/2021	60,000	(13)	190,800

Mark S. Laich	90,000	(21)	30,000	(21) (22)	—		1.80	10/28/2018	20,000	(13) (22)	63,600

(1)
Except as otherwise set forth below, all equity awards disclosed in this table vest as to 25% of the maximum number of shares issuable pursuant to such award on the first anniversary of the vesting start date, as set by our board of directors, and vest as to an additional 25% of the shares on each subsequent anniversary of the vesting start date, which generally is the date of grant, such that each equity award will be fully vested on the fourth anniversary of the vesting start date.

(2)	The market value was calculated based on the closing price per share of our Common Stock on the date of grant.
(3)	Granted on February 10, 2005 with a vesting start date of January 1, 2005.
(4)
An option for 250,000 shares was granted pursuant to our 2000 Omnibus Stock Plan and vests in equal installments over four years. An additional option for 250,000 shares was granted pursuant to our 2007 Stock Incentive Plan and vests according to the following performance-based criteria: (i) 62,500 shares vest on the day after any period of 12 rolling months in which we recognize at least $10.5 million in earnings before taxes, excluding amortization of intangible assets associated with future acquisitions, which we refer to in this footnote as “adjusted earnings;” (ii) an additional 62,500 shares vest on the day after any period of 12 rolling months in which we recognize at least $13.1 million in adjusted earnings; (iii) an additional 62,500 shares vest on the day after any period of 12 rolling months in which we recognize at least $15.8 million in adjusted earnings; and (iv) an additional 62,500 shares vest on the day after any period of 12 rolling months in which we recognize at least $18.4 million in adjusted earnings. Irrespective of the above terms and conditions, the performance based options will vest fully on the eighth anniversary of the grant date of October 3, 2007.

(5)	Granted on August 8, 2008.
(6)	Granted on April 4, 2011.
(7)
Restricted stock awards granted on April 4, 2011 with 87,500 shares vesting on the first anniversary of the date of grant and 17,500 shares vesting on each of the second, third and fourth anniversaries of the grant date.

(8)	Granted on October 15, 2004 with a vesting start date of September 8, 2004.
(9)	Granted on November 9, 2006.
(10)	Granted on August 22, 2007.
(11)	Granted on August 8, 2008.
(12)	Granted on March 12, 2010.
(13)	RSUs granted on June 29, 2011 vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.
(14)	Stock options granted to Dr. Zavracky when he served as a director of the Company.
(15)	Granted on February 12, 2004 with a vesting start date of October 1, 2003.
(16)	Granted on April 28, 2005.
(17)	Granted on March 12, 2008 with vesting in three equal installments on each of the first, second and third anniversaries of the grant date.
(18)	Granted on March 12, 2009 with vesting in three equal installments on each of the first, second and third anniversaries of the grant date.
(19)	Granted on May 12, 2010 with vesting in three equal installments on each of the first, second and third anniversaries of the grant date.
(20)	Granted on April 4, 2011.
(21)	Granted on October 28, 2008.
(22)	Forfeited at the termination of Mr. Laich’s employment with us.

Employment Arrangements with Named Executive Officers

Change in Control Agreements. On March 26, 2009, we entered into Senior Executive Change in Control Agreements, or the Change in Control Agreements, with Yang Zhao and Patricia Niu. These agreements provide for the acceleration of vesting of stock options held by Dr. Zhao and Ms. Niu if, after a change in control, we terminate the executive’s employment without cause or the executive terminates his or her employment due to a breach by us (as each event is defined in the Change in Control Agreements). Once the acceleration provisions of the Change in Control Agreements are triggered, the vesting of each option held by the executive shall be accelerated such that a portion of such options equal to the portion that would otherwise have vested during the last year of the vesting schedule shall become exercisable immediately. This acceleration shall be applied after, and not in lieu of, any accelerated vesting that may be provided for under the terms of such option and any plan under which such option was granted and by any resolution of our board of directors or any committee thereof. However, to the extent that the total acceleration of vesting that each executive would receive exceeds a combined total of twenty-four (24) months then the provisions of these Change in Control Agreements shall not apply.

Equity Compensation Plan Information

We have two equity compensation plans under which shares are currently authorized for issuance, our 2007 Stock Incentive Plan and our Amended and Restated 2009 Nonqualified Inducement Stock Option Plan. In addition, we have one equity compensation plan under which awards are currently outstanding but pursuant to which no future awards may be granted, our 2000 Omnibus Stock Plan. Both of our 2000 Omnibus Stock Plan and 2007 Stock Incentive Plan were approved by our stockholders prior to our initial public offering in December 2007. The following table provides information regarding securities authorized for issuance as of December 31, 2011 under our equity compensation plans.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b) (1)	(c) (2)
Equity Compensation Plans Approved by Security Holders	2,635,867	$5.24	854,538	(3)
Equity Compensation Plans Not Approved by Security Holders(4)	376,938	3.29	2,123,062

Total	3,012,805	$5.00	2,977,600

(1)	Excludes 674,000 shares outstanding as of December 31, 2011 in the form of restricted stock awards and restricted stock units, which do not require the payment of any consideration by the recipients.
(2)	Gives effect to the issuance of restricted stock awards and restricted stock units outstanding at December 31, 2011.
(3)
Excludes 300,000 additional shares which may become issuable under our Amended and Restated 2007 Stock Incentive Plan on or after November 9, 2012 pursuant to evergreen provisions approved by our stockholders, which provide that, on each of the first five anniversaries of the adoption of the 2007 Incentive Plan the shares available for the future grant of awards under the plan shall be increased by the lesser of (i) 300,000 shares and (ii) an amount determined by the board of directors.

(4)	Our Amended and Restated 2009 Nonqualified Inducement Stock Option Plan has not been submitted for approval by our stockholders.

INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our Common Stock, as of May 7, 2012 by:

•	each beneficial owner of 5% or more of the outstanding shares of our Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 24,057,781 shares of our Common Stock outstanding as of May 7, 2012. Amounts under the heading “Right to Acquire” represent shares that may be acquired upon exercise of stock options that are currently exercisable or exercisable within 60 days of May 7, 2012 and RSUs that will vest within 60 days of May 7, 2012. For purposes of calculating percentages in the table below, shares listed opposite the name of a person under the heading “Right to Acquire” are deemed outstanding and beneficially owned by such person, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o MEMSIC, Inc., One Tech Drive, Andover, Massachusetts 01810.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares Outstanding		Right to Acquire	Total	% of Outstanding
5% Stockholders
Entities Affiliated with IDG-Accel China Growth Fund II L.P. c/o IDG VC Management Ltd.(1) Unit 1509, The Center 99 Queen’s Road Central, Hong Kong	4,725,223		—	4,725,223	19.6%

Seligman Spectrum Focus (Master) Fund(2) PO Box 309 Ugland House, South Church Street George Town, Grand Cayman KY1-1104	3,557,644		—	3,557,644	14.8%
Still River Fund II, LP(3) 1601 Trapelo Road Waltham, Massachusetts 02451	2,778,107		—	2,778,107	11.5%
Entities Affiliated with InveStar Capital, Inc.(4) 333 W. San Carlos Street San Jose, California 95110	2,357,620		—	2,357,620	9.8%

Named Executive Officers
Yang Zhao, Ph.D.	630,924	(5)	421,250	1,052,174	4.3%
Patricia Niu	40,000		162,500	202,500	*
Paul M. Zavracky, Ph.D.	22,422		147,000	169,422	*
Mark S. Laich(6)	—		30,000	30,000	*

Non-Employee Directors
Quan Zhou, Ph.D.	4,725,223	(1)	—	4,725,223	19.6%
Michael Tung	2,357,620	(3)	37,000	2,394,620	9.9%
David Yang	908,500	(7)	37,000	945,500	3.9%
Roger W. Blethen	—		112,000	112,000	*
Lawrence A. Kaufman	—		33,000	33,000	*
All current directors and executive officers as a group (8 persons)	8,684,689		949,750	9,634,439	38.7%

*	Less than 1.0%
(1)
Information based upon a Form 13G filed with the Securities and Exchange Commission on March 29, 2012. Includes 4,146,394 shares of which the record owner is IDG-Accel China Growth Fund II L.P., 339,108 shares of which the record owner is IDG-Accel China Investors II L.P., 150,000 shares of which the record owner is IDG Technology Venture Investments, LP., 71,393 shares of which the record owner is IDG Technology Venture Investments, LLC, and 18,328 shares of which the record owner is IDG Technology Venture Investment III, L.P.  Chi Sing Ho and Quan Zhou Ph.D. are directors and executive officers of IDG-Accel China Growth Fund GP II Associates Ltd., which is the ultimate general partner of both IDG-Accel China Growth Fund II L.P. and IDG-Accel China Investors II L.P. Mr. Ho and Dr. Zhou are managing members of IDG Technology Venture Investment III, LLC, which is the general partner of IDG Technology Venture Investment III, L.P. Mr. Ho and Dr. Zhou are managing members of IDG Technology Venture Investments, LLC, which is the general partner of IDG Technology Venture Investments, LP. By virtue of acting together to direct the management and operations of the ultimate general partners of each of the above record owners, Mr. Ho may be deemed to have shared voting and dispositive power with respect to these shares with Dr. Zhou. Each of Mr. Ho and Dr. Zhou disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.

(2)
Information based upon amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012.  The Schedule 13G was filed jointly with Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC. Ameriprise Financial, Inc., is the parent company of Columbia Management Investment Advisers, LLC. Columbia Management Investment Advisers, LLC is an investment adviser to the reporting person.

(3)	Information based upon a Form 5 filed with the Securities and Exchange Commission on May 11, 2010.
(4)
Includes 1,285,551 shares held by InveStar Semiconductor Development Fund, Inc., and 1,072,069 shares held by InveStar Semiconductor Development Fund, Inc. (II) LCD, together the “InveStar Funds.” InveStar Capital, Inc., a Cayman Islands limited liability company, acts as investment manager of InveStar Funds and exercises investment control over the shares held by such entities. Michael Tung is the chief financial officer and managing partner of VentureStar-InveStar Capital Inc. and Mr. Tung may be deemed to beneficially own the shares held by InveStar Funds and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. TSMC International Investment Ltd. holds a 97% interest in the InveStar Funds.

(5)
Includes 18,596 shares of Common Stock held by Yang Zhao, as Trustee of the Yang Zhao Children’s Grantor Retained Annuity Trust and 140,488 shares of Common Stock held by Yang Zhao, as Trustee of the Yang Zhao Grantor Retained Annuity Trust FBO Naifeng Yang. Also includes 109,000 shares of restricted stock award granted on April 4, 2011, of which 56,500 shares are vested and 17,500 shares shall vest on each of the second, third and fourth anniversaries of the date of grant.

(6)	Mr. Laich’s employment by us terminated on December 15, 2011.
(7)
Includes 462,500 shares held by Asia Pacific Genesis Venture Capital Fund, L.P., 128,000 shares held by C&D Capital Corp., 113,500 shares held by Global Vision Venture Capital Co., Ltd., 62,500 shares held by Asia Pacific Century Venture Capital LTD, 47,500 shares held by China Power Venture Capital Co., Ltd., 26,500 shares held by Nien Hsing International (Bermuda) Ltd., 21,500 shares held by Asiagroup Worldwide Limited, 17,500 shares held by STAR Pacific Worldwide Limited, 16,500 shares held by A&D Capital Corp., and 12,500 shares held by CAM-CID Asia Pacific Investment Corp. The CID Group and its affiliates have entered into investment management agreements to manage the investment direction of these entities’ funds. Steven Chang, managing partner of The CID Group, and David Yang, a partner of The CID Group, share voting and dispositive power over shares held by these entities. Mr. Yang disclaims beneficial ownership in all shares except to the extent of his pecuniary interest therein, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during 2011 our directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that Dr. Zhao filed one Form 4 a day late with regard to sales made pursuant to a Rule 10b5-1 sales plan.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Our Auditors

Ernst & Young LLP have been selected by the audit committee of the board of directors as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012. Ernst & Young LLP also served as our auditors in 2011. We expect that representatives of Ernst & Young LLP will attend our annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Committee Report

The primary role of our audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the board, and the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for establishing and maintaining the Company’s system of internal controls and for preparation of the Company’s financial statements. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The audit committee has met and held discussions with management and our independent auditors, and has also met separately with our independent auditors, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2011 with management and the independent auditors. As part of this review, the audit committee discussed with Ernst & Young LLP the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The audit committee has received from Ernst & Young LLP a written statement describing all relationships between that firm and the Company that might bear on the auditors’ independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors’ provision of any consultation and other non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

The foregoing report is provided by the undersigned members of the audit committee.

Michael Tung, Chair
Lawrence A. Kaufman, Ph.D.
David Yang

The foregoing audit committee report shall not be deemed to be soliciting material or filed or incorporated by reference into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate it by reference into such filings.

Fees for Professional Services

The following is a summary of the fees for professional services rendered by Ernst & Young LLP for 2011 and 2010:

	Fees
Fee category	2011	2010
Audit fees	$563,744	$535,000
Audit-related fees	5,000	40,000
Tax fees	78,500	31,000
All other fees	—	—

Total fees	$647,244	$606,000

Audit fees. Audit fees represent fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions.

Tax fees. Tax fees represent fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

All other fees. All other fees represent fees for products and services provided by Ernst & Young LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

Our audit committee’s pre-approval policies or procedures do not allow our management to engage Ernst & Young LLP to provide audit, audit-related or non-audit related services without audit committee pre-approval. All of the services provided by Ernst & Young LLP during 2011 and 2010 were pre-approved.

Whistleblower Procedures

Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our code of conduct. See “Proposal One—Election of Class II Directors—Code of Conduct and Code of Ethics.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures

Our policies and procedures for related party transactions are contained in our code of conduct and our audit committee charter.

Our code of conduct requires all of our employees, officers and directors to report to our chief executive officer any significant related-party transaction that he or she believes exists or might occur. These related-party transactions include those between our company and: (i) family members or friends of an employee, officer or director; (ii) an organization for which the employee, officer or director currently or has in the past five years served as an officer, director, trustee or partner; (iii) an organization in which the employee, officer or director has a financial interest, other than an investment of less than 1% of the outstanding shares of a publicly-held company; and (iv) any individual or organization with whom the employee, officer or director is negotiating, or with whom he or she has an arrangement, concerning prospective employment.

Our audit committee charter provides the committee with the responsibility to review, and the authority to approve or disapprove, any transaction between our company and any (i) of our directors or executive officers; (ii) nominee for election as a director; (iii) person known to our company to own more than 5% of any class of our voting securities; (iv) member of the immediate family of any such person, if such transaction is required to be disclosed under the related-party transactions rules of the SEC.

In addition to the compensation arrangements with directors and the executive officers described above, the following is a description of each transaction during fiscal year 2011 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Relationship with InveStar Funds and Taiwan Semiconductor Manufacturing Company, Limited, or TSMC

InveStar Semiconductor Development Fund, Inc. and InveStar Semiconductor Development Fund, Inc. (II) LCD, together the “InveStar Funds,” hold in aggregate approximately 9.8% of our Common Stock on a fully diluted basis. TSMC, our largest third-party supplier, has historically supplied substantially all of our wafers required in our manufacturing process. In 2011, we purchased an aggregate of $6.6 million in wafers from TSMC. TSMC holds in the aggregate 97% interest in the Investar Funds and is authorized to appoint the board of directors of the InveStar Funds. InveStar Capital, Inc. is the fund manager and holds the remaining interest in the InveStar Funds. One of our directors, Michael Tung, is the managing partner and chief financial officer of InveStar Capital, Inc.

OTHER MATTERS

Other Business

Neither we nor our board of directors intends to propose any business at the Annual Meeting other than the purposes described in this proxy statement. Neither we nor our board know of any matters to be proposed by others at the Annual Meeting.

Solicitation of Proxies

We are soliciting the proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of our Common Stock.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2013, the proposal must be in writing and be received by our Corporate Secretary at our principal executive offices no later than January 25, 2013. If the date of next year’s annual meeting is more than 30 days before or after June 28, 2013, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC. In addition, our bylaws establish an advance notice procedure with regard to including stockholder proposals to be brought before an annual meeting of stockholders. For a stockholder’s proposal to be brought before our 2013 annual meeting, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the date set for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the second Wednesday in June, which in 2013 will be June 12, 2013, and if less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so received by the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting was mailed or the day on which public disclosure was made of the date of the annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

Nomination of Director Candidates

Any proposals to nominate candidates for election to our board of directors must be in writing and include the nominee’s name and qualifications for board membership and should be directed to our Corporate Secretary at our principal executive offices. To be timely, a stockholder’s notice must be received by our Corporate Secretary within the time specified in our bylaws for stockholder proposals, described above. The notice must contain all information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and must also include information concerning the identity of, and shares of our stock held of record and beneficially by, both the record stockholder giving the notice and the beneficial owner of our stock, if other than the record holder giving notice, on whose behalf the nomination is made.

Where You Can Find Additional Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Appendix A

MEMSIC, INC.

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

(As amended on February 28, 2012)

MEMSIC, INC.

AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN
(As amended on February 28, 2012)

Section 1.	General Purpose of the Plan

The purpose of this MEMSIC, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, MEMSIC, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The 2007 Stock Incentive Plan (the “Original Plan”) as first adopted by the Company’s Board of Directors on August 22, 2007, and subsequently approved by the stockholders of the Company on August 29, 2007, is hereby amended and restated in its entirety as follows:

Section 2.	Definitions

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards and Stock Appreciation Rights.  Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Award holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 17.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan (as amended and restated) is approved by the shareholders as set forth in Section 19.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by NASDAQ or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded.  If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who qualifies as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director.  “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Performance-Based Award” means an Award granted pursuant to Section 10

“Performance Criterion” means any of the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual in connection with a Performance-Based Award and for a given Performance Cycle.  The Performance Criterion (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Affiliate of the Company) that will be used to establish Performance Goals are limited to the following: (i) earnings before interest, taxes, depreciation and amortization; (ii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (iii) changes in the market price of the Stock; (iv) cash flow; (v) funds from operations or similar measure; (vi) sales or revenue; (vii) acquisitions, strategic transactions, joint ventures, strategic alliances, spin-offs and divestitures; (viii) operating income (loss); (ix) return on capital, assets, equity, or investment; (x) total stockholder returns or total returns to stockholders; (xi) gross or net profit levels; (xii) productivity; (xiii) expense; (xiv) margins; (xv) operating efficiency; (xvi) customer satisfaction, acquisition or retention; (xvii) working capital; (xviii) earnings per share of Stock; (xix) sales of products or services; or (xx) strategic investments, recapitalizations, restructurings, financings or refinancing, any of which under the preceding clauses (i) through (xx) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criterion will be measured for the purpose of determining a grantee’s right to and the payment of a Performance-Based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criterion.

“Restricted Stock Award” means an Award granted pursuant to Section 7.

“Restricted Stock Units” means an Award granted pursuant to Section 8.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, $0.00001 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 11.

“Unrestricted Stock Award” means Awards granted pursuant to Section 9.

Section 3.	Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)           Committee.  It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an  Outside Director or a Non-Employee Director.  Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)           Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)           to select the persons to whom Awards may from time to time be granted;

(ii)           to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii)           to determine the number of shares to be covered by any Award;

(iv)           to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v)           to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)           to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii)           to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

Section 4.	Shares Issuable under the Plan; Mergers; Substitution.

(a)           Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment as provided in Section 4(a) and Section 4(d), shall be 4,226,425 shares.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan.  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)           The maximum number of shares that may be issued pursuant to the Plan shall be increased on November 9, 2012 by an amount, equal to (i) 273,575 shares of Stock or (ii) such lesser amount, if any, as is determined by the Board prior to such date.  The provisions of subparagraphs 4(a) and 4(b) notwithstanding, the maximum number of shares that may be issued pursuant to the Plan shall in no event exceed 4,500,000, except that the maximum shall be adjusted as provided in Section 4(d).

(c)           Limitation on Awards.  In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than 750,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.  In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(d)           Stock Dividends, Mergers, etc.  In the event that after the Effective Date, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 4(a), Section 4(b) and Section 4(c) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 17.

(e)           Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 5.	Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

Section 6.	Stock Options.

The Committee may grant Stock Options to Eligible Persons.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options.  Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the Effective Date.  The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.  Stock Options granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a)           Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10)  years after the date the option is granted.   If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c)           Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)           Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms of conditions of such Option, by one or more of the following methods:

(i)           by delivery to the Company of shares of Stock of the Company having a Fair Market Value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii)           if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer).  The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)           by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to such aggregate exercise price of the Options being exercised; or

(iv)           by any combination of such methods of payment.

The delivery of certificates, if any, representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e)           Non-Transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f)           Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

Section 7.	Restricted Stock Awards.

(a)           Nature of Restricted Stock Award.  The Committee in its discretion may grant or sell Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions, conditions and repurchase or forfeiture rights in favor of the Company as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b)           Acceptance of Award.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c)           Rights as a Shareholder.  Upon complying with Section 7(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award.  Unless the Committee shall otherwise determine, any certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d)           Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the instrument evidencing such Restricted Stock Award.  In the event of termination of employment of the Award holder by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e)           Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 15, amend any conditions of the Award.

(f)           Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 8.	Restricted Stock Units.

(a)           Nature of Restricted Stock Units.  A Restricted Stock Unit is a contractual right entitling the holder to receive upon the vesting thereof, one share of Stock for each Restricted Stock Unit awarded to a grantee. Restricted Stock Units represent unfunded and unsecured obligations of the Company.  The Committee shall determine the restrictions and vesting conditions applicable to each Restricted Stock Unit at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.

(b)           Acceptance of Award.  A participant who is granted a Restricted Stock Unit shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock Unit in such form as the Committee shall determine.

(c)           Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d)           Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 15 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

Section 9.	Unrestricted Stock Awards.

(a)           Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee.  Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)           Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 10.	Performance-Based Awards.

(a)           Nature of Performance-Based Awards.  A Performance-Based Award means any Restricted Stock Award or Restricted Stock Units granted to a Eligible Person that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and any regulations appurtenant thereto.

(b)           Performance Goals and Criterion.  With respect to each Performance-Based Award, the Committee shall select, before the expiration of the first 90 days of the Performance Cycle in which the Performance-Based Award is granted (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criterion for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). The Committee in its discretion shall determine whether and to whom Performance-Based Awards shall be made and the Performance Goals applicable under each such Award, in each case on a specified date or dates or over any period or periods determined by the Committee.  Each Performance Goal shall be related to one or more of the Performance Criterion.  The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for any Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, provided however, that the Committee may not exercise such discretion in a manner that would cause the Performance-Based Award to no longer qualify for the performance-based exemption under Section 162(m) of the Code

Section 11.	Stock Appreciation Rights.

(a)           Nature of Stock Appreciation Rights.  The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person.  A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock or may provide for cash payment or combination of shares and cash having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.  The Committee shall determine the restrictions and vesting conditions applicable to each Stock Appreciation Right, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b)           Acceptance of Award.  A participant who is granted a Stock Appreciation Right shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Award in such form as the Committee shall determine.

Section 12.	Termination of Stock Options and Stock Appreciation Rights.

(a)           Incentive Stock Options:

(i)           Termination by Death or by Reason of Disability.  If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.  Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability, as determined by the Committee in its sole discretion, may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one hundred eighty (180) days from the date of such termination of employment, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii)           Termination by Reason of Normal Retirement.  Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement, as determined by the Committee in its sole disceretion, may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days from the date of such termination of employment, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(iii)           Termination for Cause.  If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect.

(iv)           Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(b)           Non-Statutory Stock Options and Stock Appreciation Rights.  Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

Section 13.	Tax Withholding and Notice.

(a)           Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)           Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. For purposes of Section 4 hereof, shares of stock that are withheld by or delivered to the Company pursuant to this Section 13 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)           Notice of Disqualifying Disposition.  Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

Section 14.	Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)           a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b)           an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall be tolled automatically for the period of such approved leave of absence, unless otherwise determined by the Committee.

Section 15.	Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 4(d).

This Plan shall terminate as of the tenth anniversary of its Effective Date.  The Board may terminate this Plan at any earlier time for any reason.  No Award may be granted after the Plan has been terminated.  No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award.  The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

Section 16.	Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

Section 17.	Change of Control Provisions.

(a)           Upon the occurrence of a Change of Control as defined in this Section 17, the Committee may take any one or more of the following actions, as to some or all outstanding Awards (and need not take the same action as to each such Award):

(i)           provided that, subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Restricted Stock Unit or Stock Appreciation Right shall be entitled, upon exercise (in the case of any Stock Option or Stock Appreciation Right) or vesting of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received or have the right to receive in connection with the Change of Control;

(ii)           accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Restricted Stock Unit and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee;

(iii)           provide that each outstanding Stock Option, Restricted Stock Award, Restricted Stock Unit and Stock Appreciation Right shall be cancelled as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the ten (10) day period preceding the effective date of such Change of Control; or

(iv)           arrange for any corporation succeeding to the business and assets of the Company to issue to the Award holders replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding Awards.

(b)            “Change of Control” shall mean the occurrence of any one of the following events:

(i)           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           the consummation of a consolidation or merger (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(iii)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Section 18.	General Provisions.

(a)           No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)           Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan, if any, shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)           Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan or grant of any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d)           Lock-Up Agreement.  By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any offering of the securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the “Act”), the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto from the effective date of the registration statement under the Act for such offering, or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

(e)           Section 409A Awards.  To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.

Section 19.	Effective Date of Plan.

This Plan (as amended and restated) shall become effective upon its approval by the Company’s stockholders.

Section 20.	Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

* * * * *

Register of Amendments to the MEMSIC, Inc.
Amended and Restated 2007 Stock Incentive Plan

Date	Section Affected	Change

2/28/12	4(a)	Increase the maximum number of shares of the Company’s common stock that may be issued under the Plan from 2,726,425 shares to 4,226,425 shares

2/28/12	4(b)
Increase from 3,000,000 to 4,500,000 the maximum number of shares of the Company’s common stock that may be issued pursuant to the Plan after the automatic, annual (“evergreen”) increases provided in said Section 4(b) and to delete the reference to an automatic increase on November 9, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

MEMSIC, INC.

June 28, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card are available at – ***http://investor.memsic.com/annualmeeting.cfm*****.**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. To elect each of the following persons for a three-year term as a Class II director:

NOMINEES:

☐ **FOR ALL NOMINEES**

○ Roger W. Blethen

○ Yang Zhao, Ph.D.

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT**
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
Proposal 2. To approve the amendment to the MEMSIC, Inc. Amended and Restated 2007 Stock Incentive Plan:	☐	☐	☐
Proposal 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2012.	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.